Exhibit 99.1

NAVISTAR COMPLETES ACQUISITION OF WORKHORSE CUSTOM CHASSIS;
MARKS EXPANSION INTO RECREATIONAL VEHICLE, STEP-VAN CHASSIS MARKET

WARRENVILLE, Ill.— August 22, 2005 — Navistar International Corporation (NYSE: NAV) announced today that its operating company, International Truck and Engine Corporation, has completed the acquisition of Workhorse Custom Chassis, a leading manufacturer of chassis for motor homes and commercial step-van vehicles, and Uptime Parts, a parts distribution network that supplies commercial fleets and RV dealers.

Plans for the acquisition were first announced in July. Terms of the all-cash deal were not disclosed.

Both Workhorse and Uptime Parts were profitable in calendar year 2004 with combined sales of approximately $480 million. The acquisition is expected to be accretive to Navistar earnings in fiscal 2006 and enables the company to immediately become a leading player in the growing Class A RV chassis market, and provides the opportunity to grow its diesel engine and parts sales.

Navistar International Corporation (NYSE: NAV) is the parent company of International Truck and Engine Corporation. The company, through its affiliates, produces International® brand commercial trucks, mid-range diesel engines and IC® brand school buses and is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. A wholly owned subsidiary offers financing services. Additional information is available at www.nav-international.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this news release and we assume no obligation to update the information included in this news release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,”“expect,”“anticipate,”“intend,”“plan,”“estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these factors, see Exhibit 99.1 to our Form 10-K for the fiscal year ended October 31, 2004

E-1